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                                                                   Exhibit 10.7

                           WELLCARE HEALTH PLANS, INC.

                       -----------------------------------

                        2004 EMPLOYEE STOCK PURCHASE PLAN

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                           WELLCARE HEALTH PLANS, INC.

                        2004 EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose..............................................................................    1
2.    Definitions..........................................................................    1
3.    Eligibility..........................................................................    3
                 (a)  First Offering Date..................................................    3
                 (b)  Subsequent Offering Dates............................................    3
4.    Offering Periods.....................................................................    3
                 (a)  In General...........................................................    3
                 (b)  Automatic Reset of Offering Period...................................    3
                 (c)  Changes by Committee.................................................    4
5.    Participation........................................................................    4
                 (a)  Entry Dates..........................................................    4
                 (b)  Special Rule for First Offering Date.................................    4
6.    Plan Contributions...................................................................    4
                 (a)  Contribution by Payroll Deduction....................................    4
                 (b)  Payroll Deduction Election on Enrollment Agreement...................    4
                 (c)  Commencement of Payroll Deduction....................................    4
                 (d)  Automatic Continuation of Payroll Deductions.........................    5
                 (e)  Change of Payroll Deduction Election.................................    5
                 (f)  Automatic Changes in Payroll Deduction...............................    5
                 (g)  Special Rule for First Exercise Period of Initial Offering Period....    5
7.    Grant of Option......................................................................    6
                 (a)  Shares of Common Stock Subject to Option.............................    6
                 (b)  Exercise Price.......................................................    6
                 (c)  Fair Market Value....................................................    7
                 (d)  Limitation on Option that may be Granted.............................    7
                 (e)  No Rights as Shareholder.............................................    7
8.    Exercise of Options..................................................................    7
                 (a)  Automatic Exercise...................................................    7
                 (b)  Carryover of Excess Contributions....................................    8
9.    Issuance of Shares...................................................................    8
                 (a)  Delivery of Shares...................................................    8
                 (b)  Registration of Shares...............................................    8
                 (c) Compliance with Applicble Laws........................................    8
                 (d)  Withholding..........................................................    8
10.   Participant Accounts.................................................................    8
                 (a)  Bookkeeping Accounts Maintained......................................    8
                 (b)  Participant Account Statements.......................................    8
                 (c)  Withdrawal of Account Balance Following Exercise Date................    9
11.   Designation of Beneficiary...........................................................    9
                 (a)  Designation..........................................................    9
                 (b)  Change of Designation................................................    9

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
12.   Transferability......................................................................    9
13.   Withdrawal; Termination of Employment................................................   10
                 (a)  Withdrawal...........................................................    9
                 (b)  Effect of Withdrawal on Subsequent Participation.....................   10
                 (c)  Termination of Employment............................................   10
14.   Common Stock Available under the Plan................................................   10
                 (a)  Number of Shares.....................................................   10
                 (b)  Adjustments Upon Changes in Capitalization; Corporate Transactions...   10
15.   Administration.......................................................................   12
                 (a)  Committee............................................................   11
                 (b)  Requirements of Exchange Act.........................................   11
16.   Amendment, Suspension, and Termination of the Plan...................................   12
                 (a)  Amendment of the Plan................................................   12
                 (b)  Suspension of the Plan...............................................   12
                 (c)  Termination of the Plan..............................................   12
17.   Notices..............................................................................   13
18.   Expenses of the Plan.................................................................   13
19.   No Employment Rights.................................................................   13
20.   Applicable Law.......................................................................   13
21.   Additional Restrictions of Rule 16b-3................................................   13
22.   Effective Date.......................................................................   13

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                           WELLCARE HEALTH PLANS, INC.

                        2004 EMPLOYEE STOCK PURCHASE PLAN

      1. Purpose. The purpose of the Plan is to provide incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the Company's intention that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

      2.    Definitions.

            (a)   "Applicable Percentage" means the percentage specified in
Section 7(b), subject to adjustment by the Committee as provided in Section
7(b).

            (b)   "Board" means the Board of Directors of the Company.

            (c) "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

            (d) "Committee" means the committee appointed by the Board to administer the Plan as described in Section 15 of the Plan or, if no such Committee is appointed, the Board.

            (e) "Common Stock" means the Company's common stock, par value $0.01 per share.

            (f) "Company" means WellCare Group, Inc., a Delaware corporation (to be renamed WellCare Health Plans, Inc. in connection with the consummation of the initial public offering of its Common Stock).

            (g) "Compensation" means, with respect to each Participant for each pay period, the full base salary and overtime paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, "Compensation" does not include: (i) bonuses or commissions, (ii) any amounts contributed by the Company or a Designated Subsidiary to any pension plan, (iii) any automobile or relocation allowances (or reimbursement for any such expenses), (iv) any amounts paid as a starting bonus or finder's fee, (v) any amounts realized from the exercise of any stock options or incentive awards,
(vi) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (vii) other similar forms of extraordinary compensation.

            (h) "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

            (i) "Designated Subsidiaries" means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

            (j) "Employee" means any person, including an Officer, whose customary employment with the Company or one of its Designated Subsidiaries is at least twenty (20) hours per week and more than five (5) months in any calendar year.

            (k))  "Entry Date" means the first day of each Exercise Period.

            (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (m) "Exercise Date" means the last Trading Day ending on or before each June 30 and December 31.

            (n) "Exercise Period" means, for any Offering Period, each period commencing on the Offering Date and on the first Trading Day after each Exercise Date, and terminating on the immediately following Exercise Date.

            (o) "Exercise Price" means the price per share of Common Stock offered in a given Offering Period determined as provided in Section 7(b).

            (p) "Fair Market Value" means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7(c).

            (q) "First Offering Date" means the commencement date of the initial public offering contemplated by the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission.

            (r) "Offering Date" means the first Trading Day of each Offering Period; provided, that in the case of an individual who becomes eligible to become a Participant under Section 3(b) after the first Trading Day of an Offering Period, the term "Offering Date" shall mean the first Trading Day of the Exercise Period coinciding with or next succeeding the day on which that individual becomes eligible to become a Participant. Options granted after the first day of an Offering Period will be subject to the same terms as the options granted on the first Trading Day of such Offering Period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first Trading Day of such Offering Period, a shorter term.

            (s)   "Offering Period" means, subject to adjustment as provided in
Section 4(b) or 4(c), (i) with respect to the first Offering Period, the period beginning on the First Offering Date and ending on December 31, 2005, and (ii) with respect to each Offering Period

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thereafter, the period beginning on the January 1 immediately following the end of the previous Offering Period and ending on the December 31 which is 24 months thereafter.

            (t) "Officer" means a person who is an officer of the Company within the meaning of Section 16 under the Exchange Act and the rules and regulations promulgated thereunder.

            (u) "Participant" means an Employee automatically enrolled in the Plan pursuant to Section 5(b) hereof, or an Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 5(a) hereof.

            (v) "Plan" means this WellCare Health Plans, Inc. 2004 Employee Stock Purchase Plan.

            (w) "Plan Contributions" means, with respect to each Participant, the lump sum cash transfers, if any, made by the Participant to the Plan pursuant to Section 6(a) or 6(g)(ii) hereof, plus the after-tax payroll deductions, if any, withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 hereof, and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.

            (x) "Subsidiary" means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

            (y) "Trading Day" means a day on which the national stock exchanges and the Nasdaq system are open for trading.

      3.    Eligibility.

            (a) First Offering Date. Any individual who is an Employee as of the First Offering Date shall be eligible to become a Participant as of the First Offering Date.

            (b) Subsequent Offering Dates. Any individual who has completed at least three (3) months of employment with the Company or any Subsidiary and who is an Employee as of the Offering Date of a given Offering Period shall be eligible to become a Participant as of any Entry Date within that Offering Period under the Plan.

      4.    Offering Periods.

            (a) In General. The Plan shall generally be implemented by a series of Offering Periods. The first Offering Period shall commence on the First Offering Date and end on December 31, 2005, and succeeding Offering Periods shall commence on the January 1 immediately following the end of the previous Offering Period and end on the December 31 which is 24 months thereafter.

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            (b)   Automatic Reset of Offering Period. If, however, the Fair
Market Value of a share of Common Stock on any Exercise Date (except the final scheduled Exercise Date of any Offering Period) is lower than the Fair Market Value of a share of Common Stock on the Offering Date, then the Offering Period in progress shall end immediately following the close of trading on such Exercise Date, and a new Offering Period shall begin on the next subsequent January 1 or July 1, as applicable, and shall extend for a 24 month period ending on December 31 or June 30, as applicable. Subsequent Offering Periods shall commence on the January 1 or July 1, as applicable, immediately following the end of the previous Offering Period and shall extend for a 24 month period ending on December 31 or June 30, as applicable.

            (c) Changes by Committee. Additionally, the Committee shall have the power to make other changes to the duration and/or the frequency of Offering Periods with respect to future offerings if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected. In addition, the Committee may shorten the duration of any Offering Period then in progress by requiring that it end immediately following the close of trading on any Exercise Date within that Offering Period, if such change is announced at least thirty (30) days prior to the Exercise Date on which the Committee proposes that the Offering Period terminate.

      5.    Participation.

            (a)   Entry Dates. Employees meeting the eligibility requirements of
Section 3(b) hereof after the First Offering Date may elect to participate in the Plan commencing on any Entry Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or prior to such Entry Date, unless a later time for filing the enrollment agreement is set by the Committee for all eligible Employees with respect to a given offering.

            (b) Special Rule for First Offering Date. All Employees who are eligible as of the First Offering Date shall automatically become Participants in the Plan as of the First Offering Date.

      6.    Plan Contributions.

            (a) Contribution by Payroll Deduction. Except with respect to the first Exercise Period of the initial Offering Period, and except as otherwise authorized by the Committee, all contributions to the Plan shall be made only by payroll deductions. The Committee may, but need not, permit Participants to make after-tax contributions to the Plan at such times and subject to such terms and conditions as the Committee may in its discretion determine. All such additional contributions shall be made in a manner consistent with the provisions of
Section 423 of the Code or any successor thereto, and shall be treated in the same manner as payroll deductions contributed to the Plan as provided herein.

            (b) Payroll Deduction Election on Enrollment Agreement. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Offering

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Period that he or she is a Participant in an amount not less than 1% and not more than 10% of the Participant's Compensation on each payroll date during the portion of the Offering Period that he or she is a Participant. The amount of payroll deductions must be a whole percentage (e.g., 1%, 2%, 3%, etc.) of the Participant's Compensation.

            (c) Commencement of Payroll Deductions. Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for Participants enrolling in the Plan after the First Offering Date under Section 5(a) shall commence with the earliest administratively practicable payroll period that begins on or after the Entry Date with respect to which the Participant files an enrollment agreement in accordance with Section 5(a).

            (d) Automatic Continuation of Payroll Deductions. Unless a Participant elects otherwise prior to the last Exercise Date of an Offering Period, including the last Exercise Date prior to termination in the case of an Offering Period terminated under Section 4(b) or 4(c) hereof, such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period (and, for purposes of such Offering Period the Participant's "Entry Date" shall be deemed to be the first day of such Offering Period) and
(ii) to have authorized the same payroll deduction for the immediately succeeding Offering Period as was in effect for the Participant immediately prior to the commencement of the succeeding Offering Period.

            (e) Change of Payroll Deduction Election. A Participant may decrease or increase the rate or amount of his or her payroll deductions during an Offering Period (within the limitations of Section 6(b) above) by completing and filing with the Company a new enrollment agreement authorizing a change in the rate or amount of payroll deductions; provided, that a Participant may not change the rate or amount of his or her payroll deductions more than once in any Exercise Period. Except as otherwise determined by the Committee under rules applicable to all Participants, the change in rate or amount shall be effective as of the earliest administratively practicable payroll period that begins on or after the date the Committee receives the new enrollment agreement. Additionally, a Participant may discontinue his or her participation in the Plan as provided in Section 13(a).

            (f) Automatic Changes in Payroll Deduction. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code,
Section 7(d) hereof, or any other applicable law, a Participant's payroll deductions may be decreased, including to 0%, at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year are equal to the product of $25,000 multiplied by the Applicable Percentage for the calendar year. Payroll deductions shall recommence at the rate provided in the Participant's enrollment agreement at the beginning of the following Exercise Period which is scheduled to end in the following calendar year, unless the Participant terminates participation as provided in Section 13(a).

            (g)   Special Rule for First Exercise Period of Initial Offering
Period.

                  i. Prior to Effectiveness of Form S-8. No payroll deductions shall be made (and no payroll deduction elections shall be accepted) by the Company for Participants

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during the first Exercise Period of the initial Offering Period prior to the time that a registration statement with respect to the shares of Common Stock being offered under the Plan has been filed with the Securities Exchange Commission on Form S-8, and is effective. Each Participant shall be eligible to purchase shares of Common Stock on the Exercise Date of the first Exercise Period of the initial Offering Period in an amount equal to the lesser of (A) the aggregate purchase price for 750 shares of Common Stock or (B) ten (10%) percent of the Compensation that the Participant receives during the first Exercise Period of the initial Offering Period.

                  ii. After Effectiveness of Form S-8. Once the registration statement with respect to the shares of Common Stock being offered under the Plan has been filed with the Securities Exchange Commission on Form S-8, and is effective, a Participant may, but need not, make a payroll deduction election with respect to the first Exercise Period of the initial Offering Period by filing an enrollment agreement containing the payroll deduction election with the Company, as provided in Section 6(b) above. A Participant may elect a lower level of participation than that provided in Section 6(g)(i) above with respect to the first Exercise Period of the initial Offering Period at that time, or may withdraw from the Plan. If a payroll deduction is elected under this Section 6(g)(ii), payroll deductions may commence as early as with the first pay period beginning after the First Offering Date. Subject to the overall participation level specified in Section 6(g)(i), the rate of payroll deduction during the first Exercise Period of the initial Offering Period may exceed the maximum permitted rate under Section 6(b) hereof to make up for the payroll deductions, if any, which would otherwise have been made prior to the effectiveness of the Form S-8 with respect to the Plan. If a payroll deduction election is made under this Section 6(g)(ii), payroll deductions shall continue at the rate elected by the Participant for subsequent Exercise Periods, unless the Participant makes a change permitted under Section 6(e), or withdraws from the Plan under Section 13(a). Alternatively, the Committee may permit purchases on the first Exercise Date of the initial Offering Period to be made by direct lump sum cash transfer by the Participant.

                  iii. Subsequent Exercise Periods. For all Exercise Periods subsequent to the first Exercise Period of the initial Offering Period, purchases generally must be made via payroll deduction. Participants in the first Exercise Period of the initial Offering Period who do not make a payroll deduction election pursuant to Section 6(g)(ii) must file an enrollment agreement containing a payroll deduction election with respect to subsequent Exercise Periods with the Company prior to the commencement of a subsequent Exercise Period (unless a later time for filing is set by the Committee for all Participants) in order to make further purchases under the Plan. Payroll deductions for Participants required to file a payroll deduction election under this Section 6(g)(iii) shall commence, except as otherwise determined by the Committee under rules applicable to all Participants, effective as of the earliest administratively practicable payroll period that begins on or after the first day of the subsequent Exercise Period. A Participant who does not timely file an enrollment agreement shall be treated as having withdrawn under Section 13(a) hereof.

      7.    Grant of Option.

            (a) Shares of Common Stock Subject to Option. On a Participant's Entry Date, subject to the limitations set forth in Section 7(d) and this
Section 7(a), the Participant shall be
granted an option to purchase on each subsequent Exercise Date during the Offering Period in which such Entry Date occurs (at the Exercise Price determined as provided in Section 7(b) below) up to a number of shares of Common Stock determined by dividing such Participant's Plan Contributions accumulated prior to such Exercise Date and retained in the Participant's account as of such Exercise Date by the Exercise Price; provided, that the maximum number of shares a Participant may purchase during any Exercise Period shall be 750.

            (b) Exercise Price. The Exercise Price per share of Common Stock offered to each Participant in a given Offering Period shall be the lower of:
(i) the Applicable Percentage of the greater of (A) the Fair Market Value of a share of Common Stock on the Offering Date or (B) the Fair Market Value of a share of Common Stock on the Entry Date on which the Employee elects to become a Participant within the Offering Period or (ii) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Exercise Date. The Applicable Percentage with respect to each Offering Period shall be 85%, unless and until such Applicable Percentage is increased by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Offering Period must be established not less than fifteen
(15) days prior to the Offering Date thereof.

            (c) Fair Market Value. The Fair Market Value of a share of Common Stock on a given date shall be determined by the Committee in its discretion; provided, that if there is a public market for the Common Stock, the Fair Market Value per share shall be either (i) the closing price of the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market System, (ii) if such price is not reported, the average of the bid and asked prices for the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by Nasdaq,
(iii) in the event the Common Stock is listed on a stock exchange, the closing price of the Common Stock on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal, or (iv) if no such quotations are available for a date within a reasonable time prior to the valuation date, the value of the Common Stock as determined by the Committee using any reasonable means. For purposes of the First Offering Date, the Fair Market Value of a share of Common Stock shall be the Price to Public as set forth in the final prospectus filed by the Company with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

            (d) Limitation on Option that may be Granted. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) to the extent that if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries intended to qualify under Section 423 of the Code accrue at a rate which exceeds $25,000 of fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

            (e) No Rights as Shareholder. A Participant will have no interest or voting right in shares covered by his option until such option has been exercised.

      8.    Exercise of Options.

            (a) Automatic Exercise. A Participant's option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option shall be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions then credited to the Participant's account under the Plan. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by the Participant.

            (b) Carryover of Excess Contributions. Any amount remaining to the credit of a Participant's account after the purchase of shares by the Participant on an Exercise Date, or which is insufficient to purchase a full share of Common Stock, shall remain in the Participant's account, and be carried over to the next Exercise Period, unless the Participant withdraws from participation in the Plan or elects to withdraw his or her account balance in accordance with Section 10(c).

      9.    Issuance of Shares.

            (a) Delivery of Shares. As promptly as practicable after each Exercise Date, the Company shall arrange for the delivery to each Participant (or the Participant's beneficiary), as appropriate, or to a custodial account for the benefit of each Participant (or the Participant's beneficiary) as appropriate, of a certificate representing the shares purchased upon exercise of the Participant's option.

            (b) Registration of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.

            (c) Compliance with Applicable Laws. The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed.

            (d) Withholding. The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

      10.   Participant Accounts.

            (a) Bookkeeping Accounts Maintained. Individual bookkeeping accounts will be maintained for each Participant in the Plan to account for the balance of his Plan Contributions, options issued, and shares purchased under the Plan. However, all Plan Contributions made for a Participant shall be deposited in the Company's general corporate accounts, and no interest shall accrue or be credited with respect to a Participant's Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

            (b) Participant Account Statements. Statements of account will be given to Participants semi-annually in due course following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

            (c) Withdrawal of Account Balance Following Exercise Date. A Participant may elect at any time within the first thirty (30) days following any Exercise Period, or at such other time as the Committee may from time to time prescribe, to receive in cash any amounts carried-over in accordance with
Section 8(b). An election under this Section 10(c) shall not be treated as a withdrawal from participation in the Plan under Section 13(a).

      11.   Designation of Beneficiary.

            (a) Designation. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of the Participant's death subsequent to an Exercise Date on which the Participant's option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of the Participant's death prior to the exercise of the option.

            (b) Change of Designation. A Participant's beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      12. Transferability. Neither Plan Contributions credited to a Participant's account nor any rights to exercise any option or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 11). Any attempted assignment, transfer,

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

pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 13(a).

      13.   Withdrawal; Termination of Employment.

            (a) Withdrawal. A Participant may withdraw from the Plan at any time after the Company's registration statement on Form S-8 with respect to the Plan is effective by giving written notice to the Company. Payroll deductions, if any have been authorized, shall cease as soon as administratively practicable after receipt of the Participant's notice of withdrawal, and, subject to administrative practicability, no further purchases shall be made for the Participant's account. All Plan Contributions credited to the Participant's account, if any, and not yet invested in Common Stock, will be paid to the Participant as soon as administratively practicable after receipt of the Participant's notice of withdrawal. The Participant's unexercised options to purchase shares pursuant to the Plan automatically will be terminated. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a "Former Participant") unless the Former Participant enrolls in a subsequent Offering Period in accordance with Section 5(a) and subject to the restriction provided in Section 13(b), below.

            (b) Effect of Withdrawal on Subsequent Participation. A Former Participant who has withdrawn from the Plan pursuant to this Section 13(b) shall not again be eligible to participate in the Plan prior to the beginning of the Offering Period that commences at least 12 months from the date the Former Participant withdrew, and the Former Participant must submit a new enrollment agreement in order to again become a Participant as of that date.

            (c) Termination of Employment. Upon termination of a Participant's Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death, the Plan Contributions credited to the Participant's account and not yet invested in Common Stock will be returned to the Participant or, in the case of death, to the Participant's beneficiary as determined pursuant to Section 11, and the Participant's option to purchase shares under the Plan will automatically terminate.

      14.   Common Stock Available under the Plan.

            (a) Number of Shares. Subject to adjustment as provided in Section 14(b) below, the maximum number of shares of the Company's Common Stock that shall be made available for sale under the Plan shall be 387,714 shares, plus an automatic annual increase on the first day of each of the Company's fiscal years beginning in 2005 and ending in 2014 equal to the lesser of (i) 400,000 shares,
(ii) 1% of all shares of Common Stock outstanding on the last day of the immediately preceding fiscal year, or (iii) a lesser amount determined by the Board. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

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            (b)   Adjustments Upon Changes in Capitalization; Corporate
Transactions.

                  i. If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

                  ii. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

                  iii. In the event of a proposed sale of all or substantially all of the Company's assets, or the merger of the Company with or into another corporation (each, a "Sale Transaction"), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Exercise Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Committee shortens the Exercise Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the exercise date for such Participant's option has been changed to the New Exercise Date and that such Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 13(a). For purposes of this Section 14(b), an option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by the holders of Common Stock in the Sale Transaction.

                  iv. In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 14, and the Committee's actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 14.

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      15.   Administration.

            (a) Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons.

            (b) Requirements of Exchange Act. Notwithstanding the provisions of Section 15(a) above, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not "disinterested" as that term is used in Rule 16b-3.

      16.   Amendment, Suspension, and Termination of the Plan.

            (a) Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that (i) except as otherwise provided in Section 4(c) hereof, no such amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation), the Company shall obtain shareholder approval of any such amendment.

            (b) Suspension of the Plan. The Board or the Committee may, as of the close of any Exercise Date, suspend the Plan; provided, that the Board or Committee provides notice to the Participants at least five (5) business days prior to the suspension. The Board or Committee may resume the normal operation of the Plan as of any Exercise Date; provided further, that the Board or Committee provides notice to the Participants at least twenty (20) business days prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 13(a)), however no options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant during the suspension period. Participants shall have the right to withdraw carryover funds provided in Section 10(c) throughout any suspension period. The Plan shall resume its normal operation upon termination of a suspension period.

            (c) Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate on the earliest of:

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                  i.    the Exercise Date that Participants become entitled to
purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

                  ii. such date as is determined by the Board in its discretion; or

                  iii.  the last Exercise Date immediately preceding the tenth
(10th) anniversary of the Plan's effective date.

      In the event that the Plan terminates under circumstances described in
Section 16(c)(i) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis, based on the relative value of their cash account balances in the Plan as of the termination date.

      17. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      18. Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.

      19. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the right of the Company or any Subsidiary to terminate, or otherwise modify, an employee's employment at any time.

      20. Applicable Law. The internal laws of the State of Delaware shall govern all matters relating to this Plan except to the extent (if any) superseded by the laws of the United States.

      21. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

      22. Effective Date. Subject to adoption of the Plan by the Board, the Plan shall become effective on the First Offering Date. The Board shall submit the Plan to the shareholders of the Company for approval within twelve months after the date the Plan is adopted by the Board.

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